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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES
                                       OF
                             PATTERSON ENERGY, INC.



                                             STATE OF                  NAMES UNDER WHICH
NAME                                         INCORPORATION             SUBSIDIARIES DO BUSINESS
----                                         -------------             ------------------------
Patterson Petroleum, Inc.                    Texas                     Patterson Petroleum, Inc.

Patterson Petroleum Trading Company,         Texas                     Patterson Petroleum Trading Company,
Inc.                                                                   Inc.

Patterson Drilling Programs, Inc.            Texas                     Patterson Drilling Programs, Inc.

Patterson Drilling Company                   Delaware                  Patterson Drilling Company

Lone Star Mud, Inc.                          Texas                     Lone Star Mud, Inc.

Patterson Onshore Drilling Company           Texas                     Patterson Onshore Drilling Company
